INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Translation Group, Ltd. on Form S-8 of the report of Votta & Company dated May 1, 1996 (November 1996 as to Notes 17 and 19), appearing in the Prospectus of The Translation Group, Ltd. dated December 2, 1996 and to the reference to Votta & Company under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ VOTTA & COMPANY
Haddonfield, New Jersey

May 15, 1997